Report of
Independent
Registered
Public
Accounting
Firm
To the
Shareholders
and Board of
Trustees of
Breithorn
Long/Short
Fund

In planning
and
performing our
audit of the
financial
statements of
Breithorn
Long/Short
Fund (the
"Fund") as of
October 31,
2015 and for
the period
December 24,
2014
(commenceme
nt of
operations)
through
October 31,
2015, in
accordance
with  the
standards  of
the  Public
Fund
Accounting
Oversight
Board (United
States), we
considered the
Fund's internal
control over
financial
reporting,
including
controls over
safeguarding
securities, as a
basis for
designing our
auditing
procedures for
the purpose of
expressing our
opinion on  the
financial
statements and
to comply with
the
requirements
of Form N-
SAR, but  not
for  the
purpose of
expressing an
opinion on the
effectiveness
of the Fund's
internal
control  over
financial
reporting.
Accordingly,
we express no
such opinion.

The
management
of  the  Fund
is  responsible
for
establishing
and
maintaining
effective
internal
control  over
financial
reporting.  In
fulfilling this
responsibility,
estimates and
judgments by
management
are required to
assess the
expected
benefits and
related costs of
controls. A
fund's internal
control over
financial
reporting  is  a
process
designed  to
provide
reasonable
assurance
regarding  the
reliability  of
financial
reporting  and
the
preparation  of
financial
statements for
external
purposes in
accordance
with generally
accepted
accounting
principles
(GAAP). A
fund's internal
control over
financial
reporting
includes  those
policies  and
procedures that
(1) pertain to
the
maintenance of
records that, in
reasonable
detail,
accurately  and
fairly  reflect
the
transactions
and
dispositions of
the assets of
the fund; (2)
provide
reasonable
assurance  that
transactions
are recorded as
necessary to
permit
preparation of
financial
statements in
accordance
with GAAP,
and that
receipts and
expenditures
of  the fund are
being made
only in
accordance
with
authorizations
of
management
and  directors
of  the  fund;
and  (3)
provide
reasonable
assurance
regarding
prevention  or
timely
detection of
unauthorized
acquisition,
use or
disposition of
a  fund's
assets  that
could  have  a
material  effect
on  the
financial
statements.

Because of its
inherent
limitations,
internal control
over financial
reporting may
not prevent or
detect
misstatements.
Also,
projections of
any evaluation
of
effectiveness
to future
periods are
subject to the
risk that
controls may
become
inadequate
because of
changes in
conditions, or
that the degree
of compliance
with the
policies or
procedures
may
deteriorate.

A deficiency
in internal
control over
financial
reporting
exists when
the design or
operation of a
control does
not allow
management
or employees,
in the normal
course   of
performing
their   assigned
functions,  to
prevent  or
detect
misstatements
on  a  timely
basis.  A
material
weakness is a
deficiency, or
combination of
deficiencies, in
internal control
over financial
reporting, such
that there is
reasonable
possibility that
a material
misstatement
of the fund's
annual or
interim
financial
statements will
not be
prevented or
detected on a
timely basis.

Our
consideration
of  the Fund's
internal control
over financial
reporting was
for the  limited
purpose
described  in
the  first
paragraph  and
would not
necessarily
disclose all
deficiencies in
internal control
that might be
material
weaknesses
under
standards
established  by
the  Public
Company
Accounting
Oversight
Board (United
States).
However, we
noted no
deficiencies in
the Fund's
internal control
over financial
reporting and
its operation,
including
controls over
safeguarding
securities that
we consider to
be a material
weakness as
defined above
as of October
31, 2015.
This report is
intended solely
for the
information
and use of
management
and the Board
of Trustees of
the Fund and
the Securities
and Exchange
Commission
and is not
intended to be
and should not
be used by
anyone other
than these
specified
parties.

/s/ KPMG LLP
Roseland, New
Jersey
December 29,
2015